Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2015 relating to the financial statements and financial statement schedule, which appears in American Realty Capital Global Trust II, Inc.'s Annual Report on Form 10-K for the period from April 23, 2014 (date of inception) to December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

December 31, 2015